EXHIBIT 23.1


                         [LOGO WEINBERG & COMPANY, P.A.]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 10, 2005, relating to the consolidated financial statements of Global Axcess Corp. and Subsidiaries as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which appear in such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.




                                                   /s/ Weinberg & Company, P.A.
                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants
Boca Raton, Florida
January 10, 2006











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6100 Glades Road o Suite 314       1925 Century Park East o Suite 1120            One Pacific Place, Suite 805
Boca Raton, Florida 33434             Los Angeles, California 90067            88 Queensway, Hong Kong, P.R.C.
Telephone: 561-487-5765                  Telephone: 310-601-2200                      Telephone: 852-2780-7231
Facsimile: 561-487-5766                  Facsimile: 310-601-2201                      Facsimile: 852-2780-8717
                                           www cpaweinberg.com
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